UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2007

FULLCIRCLE REGISTRY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-51918	87-0653761
(State of or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

161 Alpine Drive, Shelbyville, Kentucky	40065
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 410-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2007, Alec Stone, Chairman of the Company’s Board of Directors, and Isaac Boutwell, former CEO and current Board Member, each surrendered 50% of their personal share holdings to the Company’s treasury for no consideration.  In an effort to improve shareholder equity and stockholder confidence, these two directors and significant shareholders have surrendered approximately 15 million shares.  The Share Surrender Agreements are attached hereto as exhibits.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Share Surrender Agreement of Alec Stone, dated August 10, 2007

10.2 Share Surrender Agreement of Isaac Boutwell, dated August 10, 2007

99.1 Press Release announcing that Alec Stone and Isaac Boutwell have surrendered 50% of their personal shareholdings to the company’s treasury, dated August 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULLCIRCLE REGISTRY, INC.
Dated: August 13, 2007	By	/s/ Trent Oakley
Trent Oakley
Its: President

Exhibit Index

Exhibit No.	Description

10.1	Share Surrender Agreement of Alec Stone, dated August 10, 2007
10.2	Share Surrender Agreement of Isaac Boutwell, dated August 10, 2007
99.1	Press Release announcing that Alec Stone and Isaac Boutwell have surrendered 50% of their personal shareholdings to the company’s treasury, dated August 13, 2007